Exhibit 10.31


May ___, 1996



Investcorp S.A.
37 rue Notre-Dame
Luxembourg

     Re:  Purchase of Common Stock of Saks Holdings, Inc.
          -----------------------------------------------

Gentlemen:

     This agreement (this "Agreement") relates to the proposed initial public offering (the "IPO") of shares of the common stock, par value $.01 per share (the "Common Stock"), of Saks Holdings, Inc., a Delaware corporation (the "Company"), for which a Registration Statement on Form S-1 has been filed with the Securities and Exchange Commission.

     Conditioned upon the simultaneous closing of the IPO, the Company hereby agrees to issue and sell to Investcorp S.A., a corporation organized under the laws of Luxembourg ("Investcorp"), and to one or more affiliates of Investcorp as may be communicated to the Company by Investcorp (such affiliates of Investcorp to be referred to as the "Affiliates"), and Investcorp and the Affiliates agree to purchase from the Company, at a purchase price per share equal to the initial public offering price per share less the underwriting discount as set forth on the cover page of the final prospectus relating to the IPO, an aggregate of 2,250,000 shares of Common Stock (the "Shares"). The Company shall deliver to Investcorp and the Affiliates, against payment by or on behalf of Investcorp and the Affiliates, certificates representing the Shares. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May __, 1996 or such other time and date as Investcorp and the Company shall agree upon.

     This Agreement shall be binding upon, and inure solely to the benefit of, Investcorp, the Affiliates and the Company and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.



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     If the foregoing is in accordance with your understanding, please sign below and return to the Company. Upon acceptance by you this letter and such acceptance shall constitute a binding agreement between the Company and Investcorp.

                              Very truly yours,

                              SAKS HOLDINGS, INC.


                              By:_______________________
                              Name:
                              Title:


Accepted as of the date hereof:

INVESTCORP S.A.



By:_______________________
Name:
Title: